Exhibit 10.15

FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE (“First Amendment”) is made this 1st day of March, 2006, by and between Nebraska Furniture Mart, Inc., a Nebraska corporation (“Landlord”), and Gordmans, Inc., d/b/a Gordmans, a Delaware corporation (“Tenant”).

WITNESSETH:

A. Landlord and Tenant entered into a certain Standard Form Industrial Building Lease (Multi-Tenant) (the “Original Lease”) dated as of December 2, 2005, whereby Landlord leased to Tenant certain premises consisting of approximately 111,933 rentable square feet (the “Premises”) in the building commonly known as 402 South Rose Blumkin Drive, Omaha, Nebraska 68114 (the “Building”).

B. Landlord and Tenant desire to amend the Lease to reflect the lease by Landlord to Tenant of certain additional space, upon the terms and provisions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Definitions. Each capitalized term used in this First Amendment shall have the same meaning as is ascribed to such capitalized term in the Original Lease, unless otherwise provided for herein.

2. Landlord’s Shop Area. As part of Landlord’s Work Items, specified in Section 5.1 and Exhibit “C” of the Original Lease, Landlord is required to remove all of its equipment in the shop area (“Shop Area”), which contains approximately 1,800 square feet, and remove all other existing equipment relating to its prior use. Landlord and Tenant mutually agree that Tenant has decided that it does not need the use of the Shop Area and that Landlord’s Work Item 3 on Exhibit “C” related to the Shop Area is hereby deleted. Further, Landlord and Tenant hereby mutually agree that the Shop Area shall be excluded from the Premises. No adjustment to the Premises or the Rent shall be made under the Original Lease. Landlord shall have the right to use the Shop Area during the Term of the Original Lease. In addition to the rights of ingress and egress set forth in Section 16 of the Original Lease, Landlord shall have the right of ingress and egress through the Premises to and from the Shop Area Monday through Friday from 7:00 a.m. to 4:00 p.m.; provided, however, that Landlord shall not unreasonably disturb Tenant’s use and occupancy of the Premises in such ingress and egress therefrom.

3. Trash Disposal. Landlord shall allow Tenant to dispose of its non-recyclable trash and debris in Landlord’s trash dumpsters located on Building 4 of the Property, including, but not limited to, office and break room trash, broken glass, and other various forms of non-recyclable trash and debris related to Tenant’s use of the Premises, all at no additional charge to Tenant.

4. Electrical Charging Stations. Landlord is currently in possession of four (4) electrical charging stations. Upon payment of Two Thousand and 00/100 Dollars ($2,000.00) from Tenant to Landlord, Landlord shall convey all its right, title and interest, and any warranties it may possess, in such stations to Tenant. Tenant shall pay such funds to Landlord within five (5) business days following the execution of this First Amendment. Landlord shall install such stations in locations designated by Tenant upon payment of Four Hundred and 00/100 Dollars ($400.00) from Tenant to Landlord. All such installation work shall be performed in a good and workmanlike manner and in compliance with all applicable laws, regulations and ordinances.

5. Tenant’s Proportionate Share. Landlord’s retention of the Shop Area under the terms of this First Amendment reduces the size of the Premises from 111,933 square feet to approximately 110,133 square feet. Accordingly, Tenant’s Proportionate Share of the Building identified in Section 1.10 of the Original Lease shall hereinafter be reduced to 38.94%. Notwithstanding the foregoing, the parties agree that Base Rent shall not be reduced or otherwise adjusted.

6. Binding Effect. The Original Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Original Lease and the terms of this First Amendment, the terms of this First Amendment shall control. This First Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

7. Submission. Submission of this First Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord or Tenant and no obligations on Landlord or Tenant shall arise under this First Amendment unless and until this First Amendment is fully signed and delivered by Landlord and Tenant.

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

LANDLORD: Nebraska Furniture, Mart, Inc., a Nebraska corporation

By:
Its:	President

TENANT: Gordmans, Inc. d/b/a Gordmans, a Delaware corporation

By:
Its:	President - CEO